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                                                                   EXHIBIT 10.20



                        REIMBURSABLE SPACE ACT AGREEMENT
                                     BETWEEN
                          THE NATIONAL AERONAUTICS AND
                              SPACE ADMINISTRATION
                              AMES RESEARCH CENTER
                         AND CRL NETWORK SERVICES, INC.

                       FOR IMPROVEMENT OF FEDERAL NETWORK CAPABILITIES

                                                CRL NETWORK SERVICES, INC. RSAA
                                                -------------------------------

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
         1.0   AUTHORITY.....................................................................1

         2.0   PURPOSE.......................................................................1

         3.0   RESPONSIBILITIES..............................................................2

               3.1    PARTICIPANT RESPONSIBILITIES...........................................2
               3.2    NASA RESPONSIBILITIES..................................................3

         4.0   SCHEDULE AND MILESTONES.......................................................5

         5.0   KEY PERSONNEL.................................................................6

         6.0   DATA RIGHTS...................................................................6

               6.1    Definitions............................................................6
               6.2    General................................................................7
               6.3    Participant Produced Data..............................................7
               6.4    Data First Produced by NASA............................................7
               6.5    Data Disclosing an Invention...........................................8
               6.6    Copyright..............................................................8
               6.7    Oral and Visual Information............................................9
               6.8    Disclaimer of Liability................................................9
               6.9    Computer Software......................................................9
               6.10   Publications...........................................................9

         7.0   PATENT AND INVENTION RIGHTS..................................................10

               7.1    Definition............................................................10
               7.2    General...............................................................10
               7.3    NASA Inventions.......................................................10
               7.4    NASA Contractor Inventions............................................10
               7.5    Joint Inventions with Participant.....................................10
               7.6    Licenses to be Reserved in Participant's License
                      (March-in-Rights).....................................................11
               7.7    Protection of Reported Inventions.....................................11
               7.8    Patent Filing Responsibilities and Costs..............................11

         8.0   ADDITIONAL PROVISIONS........................................................12

               8.1    FINANCIAL OBLIGATIONS.................................................12
               8.2    NO PARTNERSHIP........................................................13
               8.3    GOVERNING LAW.........................................................13



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               8.4    LIABILITY AND RISK OF LOSS............................................13
               8.5    INDEPENDENCE OF CONTRACTS.............................................14
               8.6    ASSIGNMENT/AMENDMENT..................................................14
               8.7    USE OF NASA NAME AND INITIALS.........................................14
               8.8    METRICS...............................................................14
               8.9    RELOCATION............................................................15
               8.10   TERM OF AGREEMENT AND RIGHT TO TERMINATION............................15

         9.0   REFERENCES...................................................................15

         10.0  SIGNATURES...................................................................16


                                                CRL NETWORK SERVICES, INC. RSAA
                                                -------------------------------

                        REIMBURSABLE SPACE ACT AGREEMENT
                                     BETWEEN
                THE NATIONAL AERONAUTICS AND SPACE ADMINISTRATION
                              AMES RESEARCH CENTER
                         AND CRL NETWORK SERVICES, INC.

                 FOR IMPROVEMENT OF FEDERAL NETWORK CAPABILITIES



1.0     AUTHORITY

        This Reimbursable Space Act Agreement (RSAA) is entered into by CRL Network Services, Inc. (hereinafter referred to as the Participant) with a place of business at San Francisco, California, and the NATIONAL AERONAUTICS AND SPACE ADMINISTRATION, Ames Research Center located at Moffett Field, California 94035-1000 ("NASA"). The legal authority for NASA to enter into this agreement is found in sections 2203(c)(5) and (6) of the Space Act of 1958, 42 USC
Section 2473(c).

2.0     PURPOSE

        This RSAA shall be effected for the purpose of:

                  (a) adding Participant to a unique collocated network
                      interconnect in vivo testbed in which Participants exchange data among their client networks as well as with NASA networks and other cooperating commercial and Federal networks that are similarly attached at this testbed which is known as MAE-West (Metropolitan Area Exchange - West Coast) which is part of the Ames Internet Exchange;

                  (b) facilitating (1) the metering and analysis of internet traffic flows, (2) the study of new algorithms for caching internetwork flows, and (3) the development of new approaches to traffic moderation by aggregating Participants on a common testbed to share in the resulting costs and benefits;

                  (c) providing new technology transmission facilities, either terrestrial or satellite, that stimulate competition and cost moderation as new network capabilities are introduced by Participants; use of such new technology is essential to efficient operation of NASA and other Federal networks;

        The foregoing statements of purpose (a) to (c) support NASA-Ames Research Center's role as NASA lead center for Information Systems Technology.

        This interconnect testbed shall be located at NASA Ames Research Center along with associated collocated equipment required to establish network connectivity. This RSAA will

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benefit NASA by enhancing the ability of the NASA-Ames Research Center to meet its responsibility to provide for a logical extension to the existing Federal Interconnect Exchange -- West Coast facility (FIX - West) that is managed by NASA Ames Research Center Information Services Division and is also part of the Ames Internet Exchange. In attaining this objective, it will ensure that all costs to the government are offset by fees paid by those Participants connecting to MAE-West.

        This agreement is for both the network connecting the Participants to the Internet at MAE-West, a unique collocated interconnect facility located at NASA-Ames, and for operating a satellite terminal owned by the Participants and collocated near MAE-West. No agreement expressed or implied, is hereby made to order or provide communication services to NASA or the U.S. Government. Both parties will use reasonable efforts to meet performance provisions under this RSAA.

3.0     RESPONSIBILITIES

        3.1    PARTICIPANT RESPONSIBILITIES

        The Participant will provide the following materials, effort and information to NASA:

               1. The Participant shall provide all equipment required to properly attach its network facilities to the facilities at MAE-West, such as routers, CSU/DSU's, etc. including all required cabling, and shall provide up to date configuration drawings to NASA to insure that adequate information is available for trouble shooting requirements. The Participant shall provide for reasonable maintenance and support agreements for any of its equipment located at NASA Ames Research Center and shall ensure that any third party personnel requiring access to their equipment are cognizant of all terms and conditions in this Agreement, including requirement of U.S. citizenship.

               2. The Participant shall provide required telecommunications transmission services such as DS-3 leased lines, ATM facilities, etc. and shall provide NASA with copies of any related orders for such services when they occur, to assure coordinated delivery and installation of such services by NASA's Resident Staff.

               3. The Participant shall provide out-of-band (OOB) network management for all active devices such as routers, CSU/DSU's, etc. to minimize the support required from NASA for emergency trouble shooting of equipment. The Participant shall provide all required telecommunications links (such as switched analog voice lines for dialup modems, etc.) to support this OOB management.

               4. The Participant shall provide a detailed implementation plan including configuration, installation, and operations of equipment that is to be attached to MAE-West, within 30 days of the signature of this Agreement, and the

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                  RSAA must be approved by NASA before any work commences unless waived in writing by NASA. If the Participant enters separate agreements between itself and Network Service Providers (peering agreements), Participant shall designate the names of such Network Service Providers (NSPs) to NASA as part of the implementation plan.

               5. The Participant shall provide for the decaling (all
                  Participant property' must be decaled) and initial installation of equipment at least one business week ahead of the scheduled work period. Any subsequent modification by the Participant at MAE-West shall be requested in writing and scheduled with NASA at least one business week ahead of the scheduled work period.

               6. The Participant agrees to comply with all NASA safety and security requirements, all required environmental regulations, and the provisions of NASA-Ames Standard Operating Procedures' as defined in Reference A (see Section 9).

               7. This plan may be amended and updated periodically consistent with the authority listed in Section 8.6 of this document.

        3.2    NASA RESPONSIBILITIES

        NASA will provide the following effort and information to the
Participant:

               1. NASA will provide the following supplies and services:

                  (a) seismic-braced equipment racks in which to collocate up to
                      31.5 inches (18 rack units) of Participant owned and provided telecommunication equipment, such as a router, CSU/DSU, cabling, modem, etc.; additional rack space must be requested in writing and a new cost recovery agreement must be established and approved; NASA is not committed to providing additional space if it not currently available in building N254;

                  (b) controlled and monitored access to the equipment racks;

                  (c) reliable filtered 110 VAC electric power, dedicated to each rack, with generator backup Uninterruptible Power Supply (UPS); UPS may be taken off the line for short periods for maintenance in which case only commercial power or generator power is available;

                  (d) reliable air conditioning system to insure that collocated equipment operates in a hospitable environment;

                  (e) loan of tools, monitors, and test equipment incidental to trouble shooting;

                  (f) remote monitoring of critical facility systems, e.g.,
                      power, HVAC, security, fire;

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                  (g) limited technical support for new installations and
                      configuration changes;

                  (h) arrangement of services by certified electrical contractor to perform necessary power, conduit and seismic brace installation when required of Participant;

                  (i) maintenance of an inventory of Participant's decaled
                      equipment and support of their property management system.

               2. NASA will provide access to related telecommunications carrier facilities (e.g. Pacific Bell, Metropolitan Fiber Systems, etc.) that are collocated in the same facility as MAE-West for termination of Participant provided telecommunications services (e.g., DS-3 leased line facilities, FDDI fiberoptics, etc.). However, NASA is not responsible for providing said services themselves nor is it responsible for setting costs for such services except such costs as accrue to the government.

               3. NASA will provide access to the MAE-West facilities, currently an FDDI Ring, and future access to one port on new technology switch when it is acquired and installed. This switched facility (e.g., a DEC GIGAswitch) will be operated and managed by NASA 24 hours per day, seven (7) days per week, 52 weeks per year (24x7x52), and provide reliable, high performance transport of network traffic between the Participant's equipment and other NSP's that are attached directly to MAE-West. NASA will maintain this configuration and ensure that changes are adequately coordinated with Participants.

               4. NASA will provide access to designated staff of the
                  Participant or their designees for maintenance and trouble shooting of Participant's equipment. Emergency access to equipment located at MAE-West will be provided by NASA within a two (2) hour period after a request has been made, including off-hours. NASA will also provide Resident Technician emergency support for trouble shooting problems with Participant equipment, such as power cycling or physical resetting of equipment within two (2) hours of a request being made, in case normal OOB management capabilities cannot provide equivalent functionality.

        Note the existence of access restrictions: all Participant staff, including third party staff with whom Participant may contract for services, e.g., maintenance, that are allowed on-site access must be U.S. citizens and they must obtain prior written consent by NASA to visit the site, either on-shift or off-shift no foreign nationals are allowed on-site access. NASA will escort approved Participant staff or their designees while work is being performed on-site at NASA Ames Research Center, and will insure proper identification, documentation and authentication as well as in/out logging. Off-shift access to Moffett Field will require escort by NASA Resident Staff through the Main Gate. On-shift access is Monday through Friday, 0700 to 1615 hours.

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               5. NASA will provide monthly traffic statistics of data exchanged among MAE-West participants only with written consent from NSP's. NASA may monitor network layer traffic for purposes of Research and Development consistent with its mission. NASA reserves the right to monitor end user data of Government agency networks attached to MAE-West to insure appropriate use of Government network facilities involved with MAE-West.

               6. NASA will perform the installation and cabling of all of the
                  Participant's equipment as per the layout that is included in the Participant's implementation plan. Installation will be performed in accordance with current standards as set forth in paragraph 9.0 Reference A of this agreement.

               7. NASA will provide one business week's notice for normal maintenance of facility systems.

               8. NASA will provide information on other than traffic statistics on NSP's that are connected to FIX-West or MAE-West at its discretion. NASA shall not accept requests for non-disclosure for any data that are not traffic statistics or designated as Participant Produced Data in paragraph 6.3 of this agreement. NASA is not responsible for peering agreements among Participants but will facilitate such agreements whenever it can do so.

4.0     SCHEDULE AND MILESTONES

        The scheduled major milestones are as follows:

                                  Activity                              Date

    A.    Formal request by Participant
                                                                    -----------

    B.    Reimbursable Space Act Agreement (RSAA) issued to
          Participant for Markup
                                                                    -----------

    C.    Negotiated RSAA completed for approvals
                                                                    -----------

    D.    RSAA approved by NASA
                                                                    -----------

    E.    RSAA approved by Participant
                                                                    -----------

    F.    Initial funding "as indicated in Section 8.1 of this
          Agreement" transferred to NASA
                                                                    -----------

    G.    Equipment deployed to Ames for installation
                                                                    -----------

    H.    Connection to MAE-West established, cost recovery begins
                                                                    -----------

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    I.    Semiannual installment due and payable to NASA
                                                                    -----------

    J.    Final annual installment due and payable to NASA
                                                                    -----------

    K.    Annual report and fee adjustment up or down
                                                                    -----------

        The schedule and milestones for the performance of this Agreement will be subsequently determined by the parties.

        The above schedule and milestones are estimated based upon the parties' current understanding of the projected use of facilities and equipment by Participant, NASA, and other Participants and Federal Agencies. In the event of changes in NASA's projected usage, the Participant shall be given reasonable notice of that change, so that the schedule and milestones may be adjusted accordingly. The parties agree that NASA usage of the exchange facilities and equipment shall have priority over the usage planned in this Agreement. Should conflict arise, NASA in its sole discretion shall determine whether to exercise that priority.

5.0     KEY PERSONNEL

        The following personnel are designated as the key officials for their respective party. These key officials are the principal points of contact between parties in the performance of this Agreement.

NASA Ames                                         The Participant

Name:      William P. Jones                       Name:     James Couch
Title:     External Interface Manager             Title:    Network Operations Manager
Address:   M/S 233-17                             Address:  CRL Network Services, Inc.
           NASA Ames Research Center                        One Kearny Street
           Moffett Field, CA  94035-1000                    San Francisco, CA  94108
Tel. No.:  (415) 604-6482                         Tel. No.: (415) 837-5300
Fax No.:   (415) 604-6999                         Fax No.:  (415) 392-9000

6.0     DATA RIGHTS

        6.1    DEFINITIONS

        The term "Participant," as used herein, means any non-Government entity that is a party to this Agreement. The rights in data set forth herein are applicable to any employees, contractors or subcontractors, or other entities having a fiduciary or contractual relationship with Participant that are assigned, tasked, or contracted with to perform specified Participant activities under this Agreement.

        The term "NASA," as used herein, means NASA civil servant employees as well as contractors, subcontractors, or other entities having a fiduciary or contractual relationship with

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NASA that are assigned, tasked, or contracted with to perform specified NASA activities under this Agreement.

        The term "data," as used herein, means recorded information, regardless of form, the media on which it may be recorded, or the method of recording. The term includes, but is not limited to, data of a scientific or technical nature, computer software and data comprising commercial and financial information.

        6.2    GENERAL

        Data exchanged between Government and Participant under this Agreement shall be exchanged without restriction as to its disclosure, use, or duplication except as otherwise provided below in this provision.

        6.3    PARTICIPANT PRODUCED DATA

        In the event it is necessary for the Participant to furnish NASA with data which either existed prior to, was produced outside of, or is first produced by Participant in carrying out Participant's responsibilities under this Agreement, and such provided data embodies trade secrets or comprises commercial or financial information which is privileged or confidential and such data is so identified with a suitable notice or legend, the data will be maintained in confidence and disclosed and used by NASA and its contractors (under suitable protective conditions) only for the purpose of carrying out NASA's responsibilities under this Agreement. Upon completion of activities under this Agreement, such data will be disposed of as requested by the Participant.

        The parties agree that the following is Participant Produced data:

                  (a) list of NSP's at Participant's location, including
                      technical point of contact, telephone numbers and email addresses;

                  (b) list of physical and logical addresses for their portion on MAE-West;

                  (c) customer privacy-protected information such as customer's traffic, lists of customers, or personal information about client employees;

                  (d) implementation plan, and

                  (e) configuration change requirements.

        6.4    DATA FIRST PRODUCED BY NASA

        As to data first produced by NASA (or NASA contractors) in carrying out NASA's responsibilities under this Agreement and data which would embody trade secrets or would comprise commercial or financial information that is privileged or confidential if obtained from the Participant, such data will, to the extent permitted by law, be maintained in confidence and be disclosed and used by NASA, its contractors and the Participant (under suitable protective

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conditions) only for the purpose of carrying out NASA's responsibilities under this Agreement. Upon completion of activities under this Agreement, such data will be disposed of as requested by NASA.

        The parties agree that the following is data first produced by NASA:

                  (a) list of NSP's at NASA location, including technical point of contact, telephone numbers and email addresses;

                  (b) list of physical and logical addresses on their portion of
                      MAE-West;

                  (c) copies of any reports, charts, graphs, or diagrams that reference NASA's name or logo, or EMAIL to NSP's attaching to MAE-West at NASA's location but not customer privacy-protected information such as customer's traffic, lists of customers, or personal information about client employees;

                  (d) implementation plan, and

                  (e) configuration change requirements.

        6.5    DATA DISCLOSING AN INVENTION

        In the event data exchanged between NASA and the Participant discloses an invention for which patent protection is being considered and the furnishing party specifically identifies such data, the receiving party agrees to withhold such data from public disclosure for a reasonable time (presumed to be one year unless mutually agreed otherwise) in order for patent protection to be obtained.

        6.6    COPYRIGHT

        In the event data is exchanged with a notice indicating that the data is protected under copyright as a published, copyrighted work, the following paid-up license rights shall inure to the receiving party:

                  (a) If it is indicated on the data that the data existed prior to, or was produced outside of, this Agreement, the receiving party and others acting on its behalf, may reproduce, distribute, and prepare derivative works for the purpose of carrying out the receiving party's responsibilities under this Agreement; and

                  (b) If the furnished data does not contain the indication of
                      (a) above, it will be assumed that the data first produced under this Agreement, and the receiving party and others acting on its behalf, may reproduce, distribute, and prepare derivative works for any of its purposes whatsoever.

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        6.7    ORAL AND VISUAL INFORMATION

        If information which the Participant considers to embody trade secrets or to comprise commercial or financial information which is privileged or confidential is disclosed orally or visually to NASA, such information must be reduced to tangible, recorded form (i.e., converted into data as defined herein), identified and marked with a suitable notice or legend as required by paragraph 6.3 above and furnished to NASA within 10 days after such oral or visual disclosure, or NASA shall have no duty to limit or restrict, and shall not incur any liability for, any disclosure and use of such information.

        Not withstanding the above, the Government's liability in the event of breach of paragraphs 6.3 through 6.5 will be limited to the lesser of proven damages or $5,000,000.

        6.8    DISCLAIMER OF LIABILITY

        Not withstanding the above, NASA shall not be restricted in, or incur any liability for, the disclosure and use of:

                  (a) data not identified with a suitable notice or legend as set forth in paragraph 6.3 above; nor

                  (b) information contained in any data for which disclosure and use is restricted under paragraphs 6.3 and 6.4 above, if such information is or becomes generally known without breach of the above, is known to or is generated by NASA independently of carrying out NASA's responsibilities under this Agreement, is rightfully received from a third party without restriction, or is included in data which the Participant has, or is required to furnish to the U.S. Government without restriction on disclosure and use.

        6.9    COMPUTER SOFTWARE

        If the Government provides the Participant any Government computer software pursuant to this Agreement, the Participant agrees not to disclose the computer software to any third party, to use the computer software for no other purpose than carrying out the responsibilities of this Agreement, and to return the computer software and all copies thereof to the Government when the Agreement is terminated or completed, whichever comes first.

        6.10   PUBLICATIONS

        The parties agree to provide each other with an advance information copy of any manuscript to be released in a journal article, symposium presentation or under the NASA scientific and technical report series ( described in NMI NHB 2200.2, NASA Scientific and Technical Information Handbook) when the manuscript utilizes data derived from this Agreement. The information copy shall be sent sufficiently in advance to afford the recipients(s)

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time to review the manuscript and comment thereon before the manuscript is published or presented at a symposium.

7.0     PATENT AND INVENTION RIGHTS

        7.1    DEFINITION

        The term "Participant," as used herein, means any non-Government entity that is a party to this Agreement. The patent and invention rights set forth herein are applicable to any employees, contractors or subcontractors, or other entities having a fiduciary or contractual relationship with Participant that are assigned, tasked, or contracted with to perform specified Participant activities under this Agreement.

        7.2    GENERAL

        Title to inventions made (or conceived or first actually reduced to practice) as a consequence of, or in direct relation to, the performance of activities under this Agreement will remain with the respective inventing parties (Participant or NASA), and no patent or invention rights are exchanged between or granted by such parties under this Agreement except as provided herein.

        7.3    NASA INVENTIONS

        NASA will use reasonable efforts to report inventions made by NASA employees as a consequence of, or which bear a direct relation to, the performance of specified NASA activities under this Agreement and, upon timely request, will grant the Participant first option to acquire either an exclusive or partially exclusive, revocable, royalty-bearing license, on terms to be subsequently negotiated, for any patent application and patents covering such inventions, and subject to the license reserved in paragraph 7.6 (1) below.

        7.4    NASA CONTRACTOR INVENTIONS

        In the event NASA contractors are tasked to perform work in support of specified NASA activities under this Agreement and inventions are made by contractor employees or jointly between NASA employees and contractor employees, and NASA has the right to acquire or has acquired title to such inventions, NASA will use reasonable efforts to report such inventions and, upon timely request, will grant the Participant first option to acquire either an exclusive or partially exclusive, revocable, royalty-bearing license, on terms to be subsequently negotiated, for any patent application and patents covering such inventions, and subject to the license reserved in paragraph 7.6 (2) below.

        7.5    JOINT INVENTIONS WITH PARTICIPANT

        NASA and the Participant will use reasonable efforts to identify and report to each other inventions made jointly between NASA employees (or employees of NASA contractors) and employees of the Participant and, upon timely request, NASA will grant the Participant first

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option to acquire either an exclusive or partially exclusive, revocable, royalty-bearing license in any undivided interest NASA has the right to acquire or has acquired in such invention, upon terms to be subsequently negotiated, for any patent application and patents covering such inventions; or NASA may agree to refrain from exercising its undivided interest in a manner inconsistent with the Participant's commercial interests and to cooperate with the Participant in obtaining patent protection on its undivided interest. Either alternative will be subject to the applicable license or licenses reserved in paragraph 7.6 below.

        7.6  LICENSES TO BE RESERVED IN PARTICIPANT'S LICENSE (MARCH-IN-RIGHTS)

        Any license granted to the Participant pursuant to paragraphs 7.3, 7.4 or 7.5 above will be subject to the reservation of the following licenses:

                  (a) as to inventions made solely by, or jointly with, NASA employees, the irrevocable, royalty-free right of the Government of the United States to practice and have practiced the invention on behalf of the United States and on behalf of any foreign Government or international organization pursuant to any existing or future treaty or agreement with the United States; and

                  (b) as to inventions made solely by, or jointly with, NASA contractors, rights in the Government of the United States as set forth in (a) above, as well as the revocable, non-exclusive, royalty-free license in the contractor as set forth in 14 CFR 1245.108.

        7.7    PROTECTION OF REPORTED INVENTIONS

        When an invention is reported and disclosed between the parties in accordance with the provisions of this clause, the receiving party agrees to withhold such report or disclosure from public access for a reasonable time (presumed to be one year unless mutually agreed) in order for a patent application to be filed.

        7.8    PATENT FILING RESPONSIBILITIES AND COSTS

        The invention and patent rights set forth herein shall apply to any patent applications filed and patents obtained in any country, and each party is responsible for its own costs of preparing, prosecuting, issuing and maintaining patents covering sole inventions in any country; except that NASA and the Participant may, upon the reporting of any invention (sole or joint) or in any license option granted, mutually agree otherwise for any country as to patent application costs, and maintenance responsibilities and costs. As to any invention made jointly between NASA employees (or employees of a NASA contractor) and employees of the Participant and for which the Participant files a patent application, the Participant agrees to include the following statement therein:

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               The invention described herein may be manufactured and used by or for the United States Government for United States Government purposes without the payment of royalties thereon or therefor.

8.0     ADDITIONAL PROVISIONS

        8.1    FINANCIAL OBLIGATIONS

        There will be a transfer of funds or other financial obligation from the Participant, CRL Network Services, Inc. to NASA in connection with this Agreement. The terms, conditions, and schedule of payment are as follows:

        CRL Network Services, Inc. shall provide payment in advance to NASA promptly for use of its facilities and staff in support of Participant's access to MAE-West:

               one connection to the FDDI Ring with a reserved port on the switch at the recurring rate of $2,000 per month, with an initial charge of $46,000 to cover initial equipment and installation support, and to cover initial procurement and deployment of the transmission facility in FY 97;

CRL Network Services, Inc. shall submit to:

                      NASA Ames Research Center
                      Collection Agent (Code CFS)
                      MS 203-13 (CRL Network Services, Inc.)
                      Moffett Field, CA 94035

payment in the form of a check to be written payable to the National Aeronautics and Space Administration. The initial charge of $46,000 and the installment for the first six months (total of $58,000) shall be submitted within 30 days of the date of this Agreement. CRL agrees to a fee of $25.00 per month for each 1 3/4" of additional rack space not to exceed one complete rack without special consideration and authorization from the External Interface Manager. CRL Network Services, Inc. acknowledges its obligation and ability to satisfy the following schedule of payments in advance of each six (6) month period:

               $12,000 due April 1, 1997; $12,000 due October 1, 1997; $12,000
               due April 1, 1998.

        A fee adjustment to cost recovery related to 8.1(a) shall be made annually by NASA in writing to each Participant, near the close of each year's operation. This adjustment may be up or down, reflecting actual costs, and is to apply to the subsequent year 5 cost recovery requirement for each Participant attached to MAE-West.

        Special activities in support of access to MAE-West that may be required as a result of future amendments to this Agreement or of the CRL Network Services, Inc. implementation plan

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shall not exceed an annual cost of $100,000 and a total cost under this Agreement of $10,000,000.

        All activities under or pursuant to this Agreement are subject to the availability of appropriated funds. Nothing in this Agreement commits the United States Congress to appropriate funds for this effort, and no provision herein shall be interpreted to require obligation or payment of funds in violation of the Anti-Deficiency Act, 31 USC 1341.

        8.2    NO PARTNERSHIP

        This Agreement is not intended to constitute, create ,give effect to or otherwise recognize a joint venture, partnership, formal business organization, or agency agreement of any kind, and the rights and obligations of the parties shall be only those expressly set forth herein. Both parties will remain independent contractors, each responsible for its own employees, costs, risks, liabilities, and expenses incurred in the performance of this Agreement.

        8.3    GOVERNING LAW

        NASA will perform this Agreement consistent with obligations, laws, published policy, and regulations of the United States. This Agreement shall be governed by the federal laws of the United States.

        8.4    LIABILITY AND RISK OF LOSS

        Neither NASA nor the other party will make any claim against the other:

                (a) with respect to injury or death of its own, its contractors' or its subcontractors' employees,

                (b) with respect to damage to its own, its contractors' or its subcontractors property arising out of or connected with the performance of this Agreement, whether such injury, death or damage arises through negligence or otherwise.

                    LIMITATION OF LIABILITY TO DIRECT DAMAGES

        To the extent that a risk of damages or loss is not dealt with expressly in this Agreement, such party's liability to the other party, whether or not arising as the result of alleged breach of this Agreement, shall be limited to direct damages only, and shall not include any loss of revenue or profits or other indirect or consequential damages.

        As operator of MAE-West and FIX-West which form the interconnecting testbed for the various Participants, NASA reserves the right to notify by electronic means or by telephone of any action to be taken to disconnect the Participant's equipment. Such action will be taken if said equipment is known to be causing interference of data flows between other connected Participants. The equipment will be reconnected only after appropriate repairs are made or after

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mutually agreeable alternative routing of traffic is effected. This action by NASA will be carried out without liability for direct damages, or for any loss of revenue or profits or other consequential damages which result. NASA will make a good faith effort to assist the Participant in restoring its services in an expeditious manner.

        8.5    INDEPENDENCE OF CONTRACTS

        The parties agree that this Agreement is independent of any other contract between the United States Government and the Participant. By participating in this Agreement, NASA makes no assurances to the Participant or others as to the performance of the objects tested in NASA facilities or other test objects, and relieves the Participant of none of its obligations under any other contract with the Government. This Agreement does not constitute NASA's endorsement of any test results, resulting designs, hardware, or other matters.

        8.6    ASSIGNMENT/AMENDMENT

                  (a) This Agreement may be modified at any time by a written document signed by the officials authorized to bind the parties.

                  (b) Neither this Agreement nor any interest arising under it will be assigned by either party without the express written consent of the officials authorized to bind the parties.

        8.7    USE OF NASA NAME AND INITIALS

        The Participant agrees to submit to NASA for its approval all promotional and advertising material which uses the NASA name or initials prior to publication including any reference, that is contained in internet work information servers currently known as world wide web servers or similar. Approval by NASA shall be based on applicable law (e.g., 42 USC Sections 2459(b), 2472(a) and 2473(c)(1); and 14 CFR Section 1221.100 et seq.) and policy governing the use of the words "National Aeronautics and Space Administration" and the letters "NASA."

        8.8    METRICS

        The Participant will supply quarterly data to the Ames Commercial Technology Office on: jobs created, jobs retained, net sales increases, new products or services, productivity gains, patents, royalties, and licenses. NASA Ames Research Center recognizes the sensitive nature of these data and will protect them consistent with the provisions found in this document. Proprietary data will remain proprietary to the Participant and are exempt from release to the extent permissible under the Freedom of Information Act (FOIA).

        Point of Contact for Commercial Metrics Reporting is:

                      Commercial Metrics Program Leader
                      NASA-Ames Research Center
                      Commercial Technology Office, Code DK

                                                CRL NETWORK SERVICES, INC. RSAA
                                                -------------------------------

                      Mailstop 202A-3
                      Moffett Field, CA 93035-1000
                      (415) 604-1919
                      (415) 604-1592 FAX

        8.9    RELOCATION

        NASA reserves the right to relocate the functions associated within building N254 to another area of Moffett Field; only relocation costs of NASA equipments and facilities will be born by NASA. All costs associated with rehoming of non-NASA circuits and relocation of non-NASA equipments and facilities will be born by the Participant. Abandonment of lands by Participant must include removal of all equipments and facilities including buried or below-surface structures and conduits, as well as removal of any toxic waste or hazardous materials. Notice of the requirement to relocate functions within building N254 will be given at least one year prior to such action by NASA.

        8.10   TERM OF AGREEMENT AND RIGHT TO TERMINATION

                  (a) This Agreement becomes effective on the date of the
                      signatures of both parties. The term of this RSAA will be two (2) years beginning on the date of the last signature appearing below, or as provided for in paragraph 8.10(b) below. This Agreement may be extended for an additional one-year period by modification, as provided for in paragraph 8.6 (a) above.

                  (b) Either party may terminate this Agreement at any time
                      before the date provided in paragraph 8.10(a) above by written notice to the other party sixty (60) days before the desired date of termination. The terminating party will not incur any liability to the other party for terminating this Agreement under any provision of paragraph 8.10.

                  (c) All parties will use reasonable efforts to participate in the efforts stated in this Agreement. NASA's ability to participate in this Agreement is subject to the availability of appropriated funds. If appropriated funds are not available, NASA may terminate this RSAA as provided in paragraph 8.10 (b).

9.0     REFERENCES

        A ARC External Interface Standard Operating Procedures as modified June 1996. A copy of this document may be obtained from the External Interface Manager.

        B      Ames Safety Manual, chapters 1, 2, 4, 5, 6, 11, 18, 19, 20, 24,
               25, 27; homepage address - http:/dqh.arc.nasa.gov/.

        C Ames Environmental Handbook, AHB 8800.3, chapter 1; homepage address - http:/dqh.arc.nasa.gov/.

                                                CRL NETWORK SERVICES, INC. RSAA
                                                -------------------------------

               Ames Management Instruction 8800.4; homepage address - http:/dqh.arc.nasa.gov/.

               NASA Environmental Management, NPD 8800.16; homepage address - http:/dqh.arc.nasa.gov/.

10.0    SIGNATURES

        IN WITNESS WHEREOF, each party has caused this Agreement to be executed in duplicate originals by its duly authorized representative on the date indicated below.


NATIONAL AERONAUTICS AND SPACE ADMINISTRATION     CRL NETWORK SERVICES, INC.

BY:/S/ Henry McDonald                             BY:/S/ James Couch
   ---------------------------                       --------------------------
Henry McDonald, Director                          James Couch
Ames Research Center                              CRL Network Services
MOFFETT FIELD, CA  94035-1000                     One Kearny Street
Tel. No. (415) 604-5111                           San Francisco, CA  94108
                                                  Tel. No. (415) 837-5300


DATE:  3/7/97                                     DATE:  3/7/97